UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 22, 2007

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The Merger Agreement

On July 23, 2007, United Rentals, Inc. (the “Company”) announced that it entered into an Agreement and Plan of Merger, dated as of July 22, 2007 (the “Merger Agreement”), among RAM Holdings, Inc. (“Parent”), RAM Acquisition Corp. (“Merger Sub”) and the Company.  Parent and Merger Sub are affiliates of Cerberus Capital Management, L.P.

Pursuant to the terms of the Merger Agreement, Merger Sub will merge (the “Merger”) with and into the Company upon satisfaction or waiver of the conditions to closing of the Merger (the “Closing”), with the Company as the surviving corporation of the Merger.  In the Merger, each outstanding share of common stock of the Company (“Common Shares”), other than shares with respect to which dissenters rights are properly exercised, will be converted into the right to receive $34.50 per share in cash, without interest (the “Merger Consideration”), less any required withholding taxes.  Also pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of perpetual convertible preferred stock, series C, of the Company (the “Series C Preferred Stock”) and each outstanding share of perpetual convertible preferred stock, Series D, of the Company (the “Series D Preferred Stock”) will be converted into the right to receive an amount in cash equal to the sum of (i) $1,000 (the “Liquidation Preference”) plus (ii) an amount equal to 6.25% per annum of the Liquidation Preference, compounded annually from January 7, 1999 (in the case of the Series C Preferred Stock) or September 30, 1999 (in the case of the Series D Preferred Stock) to and including the closing date of the Merger plus (iii) any accrued and unpaid dividends thereon, such sum representing the “Call Price” as defined in the applicable Certificate of Designation.

The Merger Agreement also provides that each outstanding restricted stock award subject to vesting or other lapse restrictions will vest and become free of such restrictions immediately prior to the Effective Time, and the holder thereof will receive the Merger Consideration, less any required withholding taxes, with respect to each share of restricted stock held by such holder, and each restricted stock unit of the Company will be converted into the right to receive cash in an amount equal to the Merger Consideration multiplied by the number of Common Shares subject to such unit.  Holders of each outstanding option to acquire a Common Share will receive an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option, less any required withholding taxes.

The board of directors of United Rentals has approved the Merger Agreement and has recommended adoption of the Merger Agreement by United Rentals stockholders.

The Merger Agreement contains a “go shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals through August 31, 2007.  After this period, the Company is not permitted to solicit other proposals and may not share information or have discussions regarding alternative proposals, except in certain circumstances.  The Company may terminate the Merger Agreement under certain circumstances, including if its board of directors determines in good faith that it has received a superior proposal and otherwise complies with certain terms of the Merger Agreement.  In connection with such termination, the Company must pay a fee of $100,000,000 to Parent, unless such termination is in connection with a superior proposal entered into prior to end of the go-shop period (subject to limited extension in certain limited circumstances), in which case the fee will be $40,000,000.  In certain other circumstances, the Merger Agreement provides for Parent to pay to the Company a fee of $100,000,000 upon termination of the Merger Agreement.

The Company has made customary representations and warranties in the Merger Agreement and agreed to customary covenants, including covenants regarding operation of the business of the Company and its subsidiaries prior to the Closing.  Parent has obtained debt and equity financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses, including any required refinancings or repayments of existing indebtedness.  The Closing is not subject to a financing condition, but it is subject to customary closing conditions, including (i) the approval of the Merger Agreement by the Company’s stockholders, (ii) the absence of certain legal impediments to the consummation of the Merger and (iii) the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and applicable foreign antitrust laws.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Stockholders Agreements

In connection with the execution of the Merger Agreement, holders of the Series C Preferred Stock and the Series D Preferred Stock, which includes stockholders affiliated with Apollo Management, L.P., entered into a Voting Agreement, dated as of July 22, 2007 (the “Voting Agreement”), with Parent, Merger Sub and, for limited purposes, the Company, pursuant to which, among other things, such stockholders agreed to vote in favor of the Merger.  In addition, also in connection with the execution of the Merger Agreement, Bradley S. Jacobs, the Chairman of the Company’s Board of Directors, and certain entities affiliated with Mr. Jacobs, entered into a Warrant Holders Agreement, dated as of July 22, 2007 (the “Warrant Holders Agreement”), with Parent, Merger Sub and, for limited purposes, the Company, pursuant to which, among other things, he and the affiliated entities agreed to vote in favor of the Merger.  Each of the Voting Agreement and the Warrant Holders Agreement will terminate upon the earlier of the Effective Time and the termination of the Merger Agreement, among certain other circumstances.

The foregoing description of the Voting Agreement and the Warrant Holders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements filed as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

The Rights Agreement Amendment

Immediately prior to the Company’s execution of the Merger Agreement, the Company executed an amendment (the “Rights Agreement Amendment”) to its Rights Agreement dated as of September 28, 2001 (the “Rights Agreement”).  The Rights Agreement Amendment provides that neither the execution of the Merger Agreement nor the consummation of the Merger or other transactions contemplated by the Merger Agreement will trigger the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement.  In particular, none of

Parent, Merger Sub or any of their affiliates or associates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the approval, execution, delivery, adoption or performance of the Merger Agreement or the consummation of the Merger or any other transactions contemplated by the Merger Agreement.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

On July 23, 2007, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is filed as Exhibit 99.3 hereto, and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Director-Investor Relations, United Rentals, Inc., Five Greenwich Office Park, Greenwich, CT  06831, telephone (203) 622-3131 or from the Company’s website, www.ur.com.

The Company and its directors and certain of its officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger.  Information about the Company’s directors and executive officers and their ownership of the Company’s Common Shares and other securities is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2007.  Stockholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of July 22, 2007, among United Rentals, Inc., RAM Holdings, Inc. and RAM Acquisition Corp.
Exhibit 4.1	First Amendment to the Rights Agreement, dated as of July 22, 2007, between United Rentals, Inc. and American Stock Transfer & Trust Company.
Exhibit 99.1	Voting Agreement, dated as of July 22, 2007, among RAM Holdings, Inc. and RAM Acquisition Corp. and the other parties thereto.
Exhibit 99.2	Warrant Holders Agreement, dated as of July 22, 2007, among RAM Holdings, Inc. and RAM Acquisition Corp. and the other parties thereto.
Exhibit 99.3	Press release issued by United Rentals, Inc., dated July 23, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2007	UNITED RENTALS, INC.

	By:	/s/ Roger E. Schwed

	Name:	Roger E. Schwed
	Title:	General Counsel

UNITED RENTALS (NORTH AMERICA), INC.

	By:	/s/ Roger E. Schwed

	Name:	Roger E. Schwed
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of July 22, 2007, among United Rentals, Inc., RAM Holdings, Inc. and RAM Acquisition Corp.*
Exhibit 4.1	First Amendment to the Rights Agreement, dated as of July 22, 2007, between United Rentals, Inc. and American Stock Transfer & Trust Company.
Exhibit 99.1	Voting Agreement, dated as of July 22, 2007, among RAM Holdings, Inc. and RAM Acquisition Corp. and the other parties thereto.
Exhibit 99.2	Warrant Holders Agreement, dated as of July 22, 2007, among RAM Holdings, Inc. and RAM Acquisition Corp. and the other parties thereto.
Exhibit 99.3	Press release issued by United Rentals, Inc., dated July 23, 2007.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a schedule or exhibit to the Securities and Exchange Commission upon request.